Exhibit 99

NIC Earns Five Cents Per Share in First Quarter 2008 as Portal Revenues Increase by 20 Percent

OLATHE, Kan.--(BUSINESS WIRE)--NIC Inc. (NASDAQ: EGOV) today announced net income of $3.0 million and earnings per share of five cents on total revenues of $24.7 million for the three months ended March 31, 2008. Operating income was $4.7 million for the quarter, up 17 percent over first quarter 2007. The company reported net income of $2.7 million and earnings per share of four cents on total revenues of $20.6 million in first quarter 2007.

Quarterly portal revenues were a record $23.8 million, a 20 percent increase over first quarter 2007. On a same-state basis, portal revenues grew 12 percent in the first quarter, compared to a 16 percent increase during the same period a year ago. Same-state, non-DMV transaction-based revenues grew 26 percent over first quarter 2007 through strong performance in vehicle licensing and registration, professional license filing, and various corporate license searches and applications. Same-state DMV revenues were flat year over year.

NIC’s portals launched 164 new non-DMV revenue-generating services and another 220 applications are in the development pipeline.

“NIC employees nationwide and our 21 state portal partners continue to deliver success for the company and value to our shareholders,” said Harry Herington, Chief Executive Officer of NIC. “First quarter underscores the health of the business and the steady organic revenue growth from non-DMV services.”

Selling and administrative expense were $6.0 million in the current quarter compared to $5.1 million in the first quarter of 2007. As a percentage of portal revenues, selling and administrative expenses were 25 percent in the current quarter, down from 26 percent in the first quarter of 2007.

Cash flow from operations was $5.7 million in the first quarter. At March 31, 2008, NIC’s cash and cash equivalents totaled $38.4 million and investment securities totaled $6.7 million.

On February 28, 2008, NIC paid a special $0.25 per share cash dividend that totaled approximately $15.7 million. This dividend was paid from available cash and investment securities.

Operating Highlights

During the first quarter, multiyear, portal-management contract renewals were approved by the states of Hawaii (http://www.eHawaii.gov) and Maine (http://www.Maine.gov) following competitive rebids. Alabama (http://www.Alabama.gov) also awarded NIC with a one-year contract extension.

“We thank our partners in Hawaii, Maine and Alabama for their continued partnership and confidence in our ongoing ability to serve the eGovernment needs of their citizens and businesses,” said Herington.

Full-Year 2008 Outlook

For full-year 2008, NIC expects total revenues of $98.5 - $100.7 million, portal revenues of $95.0 - $97.0 million, and software and services revenues of $3.5 - $3.7 million. The Company also anticipates operating income of $17.0 - $18.5 million and net income of $10.7 - $11.7 million.

NIC’s projections do not include any new portal contracts.

“Our portal business is off to a solid start in 2008 and continues to deliver consistent growth,” said Steve Kovzan, Chief Financial Officer of NIC. “Portal revenue growth and margins are in line with our expectations and selling and administrative expenses are returning to historical levels of modest growth.”

First Quarter Earnings Call and Webcast Details

Webcast Information

To sign in and listen: The Webcast system is available at http://www.nicusa.com/investor.

A replay of the Webcast will be available until 11:00 p.m. (EDT) on August 3, 2008, by visiting http://www.nicusa.com/investor.

The conference call replay will also be available via Podcast download by visiting http://www.nicusa.com/investor.

About NIC

NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,900 state and local agencies that serve more than 69 million people in the United States. Additional company information is available at http://www.nicusa.com.

The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2007 Annual Report on Form 10-K filed on March 17, 2008, with the Securities and Exchange Commission.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts

	Three months ended
	March 31,
	2008	2007
Revenues:
Portal revenues	$ 23,796	$ 19,868
Software & services revenues	883	766
Total revenues	24,679	20,634
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	12,704	10,454
Cost of software & services revenues, exclusive of depreciation & amortization	433	470
Selling & administrative	5,963	5,120
Depreciation & amortization	847	536
Total operating expenses	19,947	16,580
Operating income	4,732	4,054
Other income (expense):
Interest income	333	580
Other expense, net	(19)	-
Total other income	314	580
Income before income taxes	5,046	4,634
Income tax provision	2,058	1,888
Net income	$ 2,988	$ 2,746

Basic net income per share	$ 0.05	$ 0.04
Diluted net income per share	$ 0.05	$ 0.04

Weighted average shares outstanding
Basic	62,119	61,652
Diluted	62,631	61,969

Key Financial Metrics:
Revenue growth - outsourced portals	20%	17%
Same state revenue growth - outsourced portals	12%	16%
Gross profit % - outsourced portals	47%	47%
Selling & administrative as a % of portal revenue	25%	26%
Recurring portal revenue percentage	91%	93%
Operating income margin as % of portal revenue	20%	20%

Portal Revenue Analysis:
DMV transaction-based	$ 11,910	$ 11,460
Non-DMV transaction-based	7,577	6,015
Software development & portal management	4,309	2,393
	$ 23,796	$ 19,868

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$ 38,429	$ 38,236
Short-term investments	-	17,600
Trade accounts receivable	32,513	28,149
Unbilled revenues	323	720
Deferred income taxes, net	7,328	6,746
Prepaid expenses & other current assets	1,654	2,143
Total current assets	80,247	93,594
Long-term investments	6,654	-
Property and equipment, net	6,582	6,110
Deferred income taxes, net	8,465	10,809
Other assets	985	863
Total assets	$ 102,933	$ 111,376

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 40,678	$ 36,498
Accrued expenses	5,746	6,848
Application development contracts	316	353
Other current liabilities	85	99
Total current liabilities	46,825	43,798

Other long-term liabilities	714	714
Total liabilities	47,539	44,512

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par, 200,000,000 shares authorized 62,318,000 and 62,031,000 shares issued and outstanding
	-	-
Additional paid-in capital	151,772	165,934
Accumulated deficit	(95,914)	(98,902)
Accumulated other comprehensive loss	(296)	-
	55,562	67,032
Less treasury stock	(168)	(168)
Total shareholders' equity	55,394	66,864
Total liabilities and shareholders' equity	$ 102,933	$ 111,376

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

					Accumulated Other Comprehensive Loss
			Additional Paid-in Capital
	Common Stock			Accumulated Deficit		Treasury Stock
	Shares	Amount					Total
Balance, January 1, 2008	62,031	$ -	$ 165,934	$ (98,902)	$ -	$ (168)	$ 66,864
Net income	-	-	-	2,988	-	-	2,988
Unrealized holding loss on marketable securities	-	-	-	-	(296)	-	(296)

Cash dividends on common stock	-	-	(15,709)	-	-	-	(15,709)
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings
	(2)	-	(15)	-	-	-	(15)
Stock options exercises and restricted stock vestings
	227	-	761	-	-	-	761
Stock-based compensation	-	-	521	-	-	-	521
Issuance of common stock under employee stock purchase plan
	62	-	280	-	-	-	280
Balance, March 31, 2008	62,318	$ -	$ 151,772	$ (95,914)	$ (296)	$ (168)	$ 55,394

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended
	March 31,
	2008	2007

Cash flows from operating activities:
Net income	$ 2,988	$ 2,746
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation & amortization	847	536
Stock-based compensation expense	521	411
Application development contracts	(37)	(39)
Deferred income taxes	1,762	1,656
Loss on disposal of property and equipment	19	-
Changes in operating assets and liabilities:
(Increase) in trade accounts receivable	(4,364)	(8,708)
Decrease in unbilled revenues	397	864
Decrease in prepaid expenses & other current assets	489	449
Increase in accounts payable	4,180	495
Increase (decrease) in accrued expenses	(1,117)	59
Increase (decrease) in other current liabilities	(14)	3
Net cash provided by (used in) operating activities	5,671	(1,528)
Cash flows from investing activities:
Purchases of property and equipment	(1,277)	(1,046)
Capitalized internal use software development costs	(183)	(59)
Purchases of investments	(1,000)	-
Sales and maturities of investments	11,650	45,008
Net cash provided by investing activities	9,190	43,903
Cash flows from financing activities:
Cash dividends on common stock	(15,709)	(46,730)
Proceeds from employee common stock purchases	280	239
Proceeds from exercise of employee stock options	761	454
Net cash used in financing activities	(14,668)	(46,037)
Net increase (decrease) in cash and cash equivalents	193	(3,662)
Cash and cash equivalents, beginning of period	38,236	36,745
Cash and cash equivalents, end of period	$ 38,429	$ 33,083
Other cash flow information:
Income taxes paid	$ 367	$ 263

CONTACT:
NIC Inc.
Nancy Beaton, 913-754-7054
nbeaton@nicusa.com